SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012 (February 3, 2012)

Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

EXPLANATORY NOTE

On November 3, 2011, Education Management Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of shareholders held on October 28, 2011 (the “2011 Annual Meeting”), including, among other matters, the results of the advisory vote of shareholders regarding the frequency of advisory shareholder votes on the compensation of the Company’s executives (a “Say-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report to disclose the decision of the Board of Directors (the “Board”) as to how frequently the Company will hold a Say-On-Pay Vote. No other changes have been made to the Original Filing.

Item 5.07	Submission Of Matters To A Vote Of Security Holders

In a Say-On-Pay Vote held at the 2011 Annual Meeting, the Company’s shareholders voted in favor of holding Say-On-Pay Votes on a triennial basis. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-On-Pay Votes on a triennial basis until the next required vote on the frequency of such Say-On-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ J. Devitt Kramer
Name:	J. Devitt Kramer
Title:	SVP, General Counsel and Secretary

Dated: February 8, 2012